                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                 FAROUDJA, INC.

                                       AND

                                 S3 INCORPORATED

                                  JUNE 30, 1997

                                TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----


1.   Purchase and Sale of Securities . . . . . . . . . . . . . . . . . . . .   1
     1.1   Sale and Issuance of Securities . . . . . . . . . . . . . . . . .   1
     1.2   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.3   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.   Representations, Warranties and Agreements of the Company . . . . . . .   3
     2.1   Organization and Qualification. . . . . . . . . . . . . . . . . .   4
     2.2   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.3   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.4   Authorization . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.5   Valid Issuance. . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.6   Non-Contravention . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.7   Governmental Consents . . . . . . . . . . . . . . . . . . . . . .   5
     2.8   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.9   Financial Statements. . . . . . . . . . . . . . . . . . . . . . .   6
     2.10  No Material Adverse Change. . . . . . . . . . . . . . . . . . . .   6
     2.11  Licenses, Patents and Trademarks and Other Rights . . . . . . . .   6
     2.12  Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.13  Compliance with Other Instruments . . . . . . . . . . . . . . . .   8
     2.14  Agreements; Action. . . . . . . . . . . . . . . . . . . . . . . .   8
     2.15  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     2.16  Registration Rights . . . . . . . . . . . . . . . . . . . . . . .  10
     2.17  Title to Property and Assets. . . . . . . . . . . . . . . . . . .  10
     2.18  Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . .  10
     2.19  Access to Information . . . . . . . . . . . . . . . . . . . . . .  10

3.   Representations and Warranties of the Investor. . . . . . . . . . . . .  11
     3.1   Organization. . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.2   Authorization . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.3   Non-Contravention . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.4   Governmental Consents . . . . . . . . . . . . . . . . . . . . . .  12
     3.5   Purchase Entirely for Own Account . . . . . . . . . . . . . . . .  12
     3.6   Restricted Securities . . . . . . . . . . . . . . . . . . . . . .  12
     3.7   Accredited Investor . . . . . . . . . . . . . . . . . . . . . . .  13
     3.8   Investment Experience; California Corporate Securities Laws . . .  13

                                                                            PAGE
                                                                            ----

4.   Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . .  13
     4.1   Mutual Conditions . . . . . . . . . . . . . . . . . . . . . . . .  13
     4.2   Conditions of the Investor's Obligations at Closing . . . . . . .  13
     4.3   Conditions of the Company's Obligations at Closing. . . . . . . .  14

5.   Purchaser Protection for Certain Dilutive Issuances . . . . . . . . . .  15
     5.1   Certain Definitions . . . . . . . . . . . . . . . . . . . . . . .  15
     5.2   Purchase Price Adjustments and Issuance of Additional Shares. . .  15
     5.3   Certain Adjustments to New Shares of Common Stock, and
           Common Stock Purchase Price . . . . . . . . . . . . . . . . . . .  16
     5.4   Adjustments for Stock Splits, Dividends and the Like. . . . . . .  17
     5.5   No Impairment . . . . . . . . . . . . . . . . . . . . . . . . . .  18

6.   Right of Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     6.1   Right to Exchange for Preferred Stock . . . . . . . . . . . . . .  18
     6.2   Dilutive Preferred Offering . . . . . . . . . . . . . . . . . . .  18
     6.3   Non-Dilutive Preferred Offering . . . . . . . . . . . . . . . . .  18

7.   Purchase Price Adjustment on IPO. . . . . . . . . . . . . . . . . . . .  19

8.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     8.1   Termination; Term of Agreement. . . . . . . . . . . . . . . . . .  19
     8.2   Public Announcements. . . . . . . . . . . . . . . . . . . . . . .  19
     8.3   Successors and Assigns. . . . . . . . . . . . . . . . . . . . . .  20
     8.4   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     8.5   Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     8.6   Finders or Brokers. . . . . . . . . . . . . . . . . . . . . . . .  21
     8.7   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     8.8   Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . .  21
     8.9   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     8.10  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  22
     8.11  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     8.12  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     8.13  Titles and Subtitles. . . . . . . . . . . . . . . . . . . . . . .  22

Exhibit A - Investor's Rights Agreement
Exhibit B - Form of Opinion of Buchalter, Nemer, Fields & Younger

                            STOCK PURCHASE AGREEMENT




     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 30th day of June, 1997 by and between FAROUDJA, INC., a Delaware corporation (the "Company") and S3 INCORPORATED, a Delaware corporation (the "Investor").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   PURCHASE AND SALE OF SECURITIES.

          1.1   SALE AND ISSUANCE OF SECURITIES.

                (a) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to the Investor at the Closing 526,316 shares (the "Shares") of Common Stock (as defined below) for the purchase price of $9.50 per share in cash, or an aggregate purchase price of $5,000,002 (the "Aggregate Purchase Price"), subject to adjustments in the purchase price per share and number of shares purchased as provided in Section 1.1(b) and elsewhere herein.

                (b) Subject to the terms and conditions of this Agreement, the Company agrees to issue to the Investor from time to time, pursuant to adjustments in the Common Stock Purchase Price (as defined below) as set forth in Sections 5 and 7, such number of additional shares of Common Stock (the total number of such shares issued as of any time being herein referred to as "Additional Shares").

          1.2 CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Pillsbury Madison &
Sutro LLP, 2700 Sand Hill Road, Menlo Park, California, at 4:00 p.m., on
June 30, 1997, or at such other time and place as the Company and the Investor mutually agree upon. The date on which the Closing takes place is referred to as the "Closing Date." At the Closing, the Company shall deliver to the Investor a certificate or certificates representing the Shares against payment, by check or by wire transfer in immediately available funds to an account designated in writing by the Company, of the amount of the Aggregate Purchase Price specified in Section 1.1.

          1.3 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                "Additional Shares" means shares of Common Stock issued pursuant to the provisions of Section 5.2.

                "Aggregate Purchase Price" has the meaning specified in
Section 1.1.

                "Closing" has the meaning specified in Section 1.2.

                "Closing Date" has the meaning specified in Section 1.2.

                "Common Stock" shall mean the common stock, $0.001 par value, of the Company.

                "Common Stock Equivalents" has the meaning specified in
Section 5.4.

                "Common Stock Purchase Price" means initially the Aggregate Purchase Price divided by the number of Shares as set forth in Section 1.1. The Common Stock Purchase Price shall be adjusted from time to time in accordance with Sections 5 and 7. All references to the Common Stock Purchase Price herein shall mean the Common Stock Purchase Price as so adjusted.

                "Company" means Faroudja, Inc., a Delaware corporation, and, for purposes of the representations and warranties contained herein and for purposes of Section 8.10, Faroudja Laboratories, Inc., a California corporation.

                "Dilutive Issuance" has the meaning specified in Section 5.1(b).

                "Effective Price" means, with respect to a Preferred Offering, the quotient derived by dividing the price per share of the Preferred Stock to be issued in a Preferred Offering by the number of shares of Common Stock initially issuable upon conversion of such Preferred Stock and, with respect to an issuance of New Shares of Common Stock, means the aggregate consideration received, or deemed to have been received, by the Company for an issuance of New Shares of Common Stock pursuant to Section 5, divided by the total number of New Shares of Common Stock issued or sold. or deemed to have been issued or sold, by the Company under Section 5.

                "Escrowholder" has the meaning specified in Section 5.3(e).

                "Financial Statements" has the meaning specified in Section 2.9.

                "Investor" has the meaning specified in the preamble to this Agreement.

                "Investor's Rights Agreement" means the Investor's Rights Agreement between the Company and the Investor attached as Exhibit A hereto.

                "IPO" means the Company's initial firm commitment, underwritten public offering of its Common Stock.

                "IPO Closing Date" means the date of the initial closing with respect to the IPO.

                "IPO Purchase Price" has the meaning specified in Section 7.

                "Lien" means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of such asset.

                "New Shares of Common Stock" has the meaning specified in
Section 5.1.

                "Offered Preferred Stock" has the meaning specified in
Section 6.1.

                "Plans" has the meaning specified in Section 2.2.

                "Preferred Offering" has the meaning specified in Section 6.1.

                "Preferred Stock" shall mean the preferred stock, $0.001 par value, of the Company.

                "Securities Act" has the meaning specified in Section 2.15.

                "Shareholders Agreement" means the Registration and Shareholders Rights Agreement dated March 7, 1997, among the Company and Yves and Isabell Faroudja, Adelson Investors, LLC, Images Partners, LP, and Faroudja Images Investors, LLC.

                "Shares" has the meaning specified in Section 1.1.

                "Subsidiary" means, with respect to any entity, any other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such entity.

     2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby represents and warrants to, and agrees with, the Investor that, except as set forth on a Schedule of Exceptions furnished to the Investor and its counsel specifically identifying the relevant Section or subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted. The Company is qualified as a foreign corporation and is in good standing in all states where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company.

          2.2 CAPITALIZATION. The authorized capital of the Company consists of 2,000,000 shares of Preferred Stock and 18,000,000 shares of Common Stock. As of May 31, 1997, there were outstanding no shares of Preferred Stock, 8,207,380 shares of Common Stock, warrants to purchase an aggregate of 179,601 shares of Common Stock, and options to purchase an aggregate of 1,306,849 shares of Common Stock, and 885,771 shares of Common Stock were reserved for future issuance pursuant to the Company's 1997 Non-Employee Directors Stock Option Plan, 1995 Stock Option Plan, 1997 Employee Performance Stock Option Plan, and 1997 Common Stock Purchase Plan (collectively, the "Plans"). The Company has issued no additional shares of its capital stock subsequent to May 31, 1997, except for shares of Common Stock issued upon the exercise of outstanding options referred to in the immediately preceding sentence. Except for the warrants referred to in the second sentence of this Section 2.2 and options issued pursuant to the Plans, as of the date hereof the Company had outstanding no other securities convertible into or exchangeable for its capital stock, and there were no other outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

          2.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, partnership or other business entity, other than Faroudja Laboratories, Inc., a California corporation and wholly-owned subsidiary of the Company.

          2.4 AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the Investor's Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance and delivery of the Shares, has been taken or will be taken on or prior to the Closing. This Agreement and the Investor's Rights Agreement each constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except for (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of this Agreement and the Investor's Rights Agreement and upon the availability of injunctive relief or other equitable remedies, and (c) limitations imposed by applicable federal or state securities laws or principles of public policy upon the enforcement of the provisions of the Investor's Rights Agreement relating to indemnification and contribution.

          2.5 VALID ISSUANCE. The Shares have been duly authorized and, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws. The Additional Shares, when determined, will have been duly authorized and validly reserved and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws. The outstanding shares of Common Stock are all duly and validly issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

          2.6 NON-CONTRAVENTION. The execution and delivery of this Agreement and the Investor's Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach or violation of the Certificate of Incorporation or the Bylaws of the Company or conflict with or constitute a breach of, or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound, or to the Company's knowledge violate any law, administrative regulation or court decree applicable to the Company or its properties, except for conflicts, breaches, defaults, violations or Liens which, either individually or in the aggregate, would not materially and adversely impair or restrict the Company's ability to perform its obligations under this Agreement or the Investor's Rights Agreement or to consummate the transactions contemplated hereby or thereby, and except for the Shareholders Agreement. Consents under the Shareholders Agreement to the execution and delivery of this Agreement and the Investor's Rights Agreement and the consummation of the transactions contemplated hereby and thereby will be obtained prior to the Closing.

          2.7 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or the Investor's Rights Agreement, except for such filings as may be required to be made pursuant to applicable federal or state securities laws, and except for such consents, approvals, authorizations or orders the absence of which, either individually or in the aggregate, would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company.

          2.8 LITIGATION. Except as set forth on Schedule 2.8 of the Schedule of Exceptions, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or adversely affecting the Company that would, if determined adversely to the Company, result in any material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company, or materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated by this Agreement or the Investor's Rights Agreement. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

          2.9 FINANCIAL STATEMENTS. The Company has delivered to the Investor its audited consolidated financial statements as of and for the year ended December 31, 1996 and its unaudited financial statements as of and for the three-month period ended March 31, 1997 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and are consistent with each other, except that unaudited Financial Statements may not contain all accruals and adjustments and all footnotes required by generally accepted accounting principles for fiscal year-end statements. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of unaudited Financial Statements, to normal year-end accruals and adjustments. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 1997,
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company, and (iii) the issuance of a warrant to Yves Faroudja as set forth on Schedule 2.11 of the Schedule of Exceptions. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.10 NO MATERIAL ADVERSE CHANGE. Since March 31, 1997, except as otherwise disclosed by the Company in writing to the Investor, in each case on or prior to the date hereof, (a) there has been no material adverse change in the condition, financial or otherwise, or earnings of the Company, whether or not arising in the ordinary course of business, (b) there have been no material transactions entered into by the Company, and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          2.11 LICENSES, PATENTS AND TRADEMARKS AND OTHER RIGHTS. To the best of its knowledge, the Company has all permits and licenses (except permits and licenses necessary for compliance with applicable environmental laws and regulations, as to which the Company is not aware of any laws or regulations with which it is not currently in compliance in all material respects) and other similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company. It is not in default in any material respect under any of such permits, licenses or other similar authority. To the best of its knowledge, the Company has sufficient title and ownership of or licenses to all patents, trademarks, trademark rights, service marks, trade names, trade name rights, mask works, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others.
Schedule 2.11 to the Schedule of Exceptions lists all material options, licenses or agreements of any kind relating to the foregoing. Other than as set forth on
Schedule 2.11, the Company is not bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity which options, licenses or agreements are material to the Company's business. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, mask works, copyrights or trade secrets or other proprietary rights of any other person or entity, and to the best of the Company's knowledge and belief the Company has not violated any such proprietary rights.

          2.12  EMPLOYEES.

                (a) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as now being conducted. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company other than those of Yves Faroudja, the rights to which inventions have been either assigned or licensed to the Company. To the Company's knowledge, there are neither pending nor threatened any actions, suits, proceedings or claims, or any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in this
Section 2.12. To the Company's knowledge, no full-time employee of the Company has any affiliation with or obligation to any other employer.

                (b) None of the officers, directors or employees of the Company, or their respective spouses or relatives, owns directly or indirectly, individually or collectively, a material interest in any entity which is a competitor, customer or supplier of the Company.

          2.13 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provisions of its Restated Certificate of Incorporation or By-laws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, which violation or default would be materially adverse to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, which violation, default, conflict or event would be materially adverse to the Company.

          2.14  AGREEMENTS; ACTION.

                (a) Except for (i) the agreements explicitly contemplated hereby or by the Investor's Rights Agreement, (ii) employment, stock option, consulting and similar employer-employee arrangements, (iii) the agreements relating to registration rights described in Section 2.16, and (iv) the license agreement dated as of January 20, 1997 between the Company and Yves Faroudja, there are no material agreements or understandings between the Company and any of its officers or any affiliate thereof.

                (b) There are no agreements, understandings, instruments or contracts to which the Company is a party or by which it is bound not entered into in the ordinary course of business which involve (i) obligations of or payments to the Company in excess of $100,000, (ii) the license of any patent, copyright, trade secret or other proprietary right of the Company not referred to in Schedule 2.11, or (iii) provisions materially and adversely restricting or affecting the development, manufacture or distribution of the Company's products or services.

                (c) Since December 31, 1996, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000 or in excess of $250,000 in the aggregate, other than vendor commitments in the ordinary course of business, obligations or liabilities of the Company for compensation under employment, advisor or consulting agreements, a $2,000,000 credit facility with Silicon Valley Bank, and a $500,000 fixed asset term loan with Silicon Valley Bank, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its material assets or rights, other than the sale of its inventory in the ordinary course of business.

                (d) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate of Incorporation or By-laws, which adversely affects in any material respect its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                (e) The Company has not engaged in the past three months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than 50 percent of the voting power of the Company is disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

                (f) There are no joint venture contracts or other agreements (other than license agreements set forth on Schedule 2.11 or its collaborative agreements) involving a material sharing of profits or expenses to which the Company is a party.

                (g) There are no agreements (other than license agreements set forth in Schedule 2.11 or its collaborative agreements) materially limiting the freedom of the Company to compete in any line of business or any geographic area or with any person.

                (h) There are no agreements providing for disposition of the business, assets or shares of the Company, agreements of merger or liquidation to which the Company is a party or letters of intent with respect to the foregoing.

                (i) There are no letters of intent or agreements with respect to the acquisition by the Company of the business, assets or shares of any other business.

          2.15 DISCLOSURE. The Company believes it has fully provided or made available to the Investor all the material information that the Investor has reasonably requested for deciding whether to purchase the Shares and all information reasonably necessary to enable the Investor to make such decision. Neither this Agreement, the Investor's Rights Agreement, nor any other statements or certificates made or delivered in connection herewith, as of its respective date, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading; provided, however, that all information relating to the Company's future economic performance represents only the Company's good faith assessment of such future economic performance and is based upon assumptions which the Company believes are reasonable. The Company has not taken any action that will cause the issuance, sale and delivery of the Shares or Additional Shares to constitute a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The minute books of the Company provided to the Investor contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.16 REGISTRATION RIGHTS. Except as provided in the Investor's Rights Agreement, the Registration Rights Agreements, dated as of December 31, 1996, between the Company and each of Adelson Investors, LLC, Images Partners, LP, and Roger K. Baumberger, as Liquidating Trustee of Faroudja Images, Inc., the Registration Rights Agreement, dated as of March 7, 1997, between the Company and Faroudja Images Investors, LLC, the Shareholders Agreement, and the Warrants listed in Schedule 2.16 to the Schedule of Exceptions, true and complete copies of each of which have previously been provided to the Investor, the Company has not granted or agreed to grant any registration rights, including piggy-back rights, to any person or entity.

          2.17 TITLE TO PROPERTY AND ASSETS. The Company owns its tangible property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, which liens, claims or encumbrances would be materially adverse to the Company. The Company's lease to the premises at 750 Palomar Avenue, Sunnyvale, California, is valid and binding and the Company is not in any material default thereunder.

          2.18 EMPLOYEE BENEFIT PLANS. The Company sponsors a 401(k) plan for its employees. The Company does not have any other Employee Pension Benefit Plan described in Section 3(2)(a) or Section 3(2)(b) of the Employer Retirement Income Security Act of 1974, as amended.

          2.19 ACCESS TO INFORMATION. The Company has and will continue to provide to the Investor, its officers, employees and professional representatives with such information regarding the Company as such persons have requested or shall reasonably request. No investigation pursuant to this
Section 2.19 shall affect any representation or warranty given by the Company hereunder.

          From and after the Closing Date, the Investor shall have the right to:

                (a) Visit with officers of the Company to discuss its affairs and finances, all with reasonable notice, at such reasonable times and as often as may be reasonably requested, but not more than once per calendar quarter; and

                (b) Send an observer (who shall not be a member of the Company's Board of Directors) to attend meetings of the Company's Board of Directors and committees thereof and, in this respect, receive copies of all notices, minutes, consents, and other materials that the Company provides to its directors (except for materials that relate to matters with respect to which the Company may exclude the Investor's observer from any Board meeting as specified below). The Investor may in its discretion send its observer to all or less than all Board or committee meetings and to a portion only of any such Board meeting, and the Company may in its discretion exclude the Investor's observer from discussions in any meeting, or portion thereof, (i) concerning the relationships between the Company and the Investor or (ii) if such attendance would (A) result in disclosure of trade secrets to the Investor or (B) adversely affect the attorney-client privilege between the Company and its counsel. The Company understands further that the Investor's observer will attend any such meeting solely as a representative of the Investor.

          Information obtained by the Investor's observer in the course of attending Board meetings shall be treated as confidential ("Confidential Information") and the Investor's observer and the Investor shall hold such Confidential Information in confidence and trust, shall act in a fiduciary manner with respect to such Confidential Information, and shall not disclose such Confidential Information to any third party except as may be reasonably required to be disclosed in accordance with the order or requirement of a court, administrative agency, or other governmental body or agency.

     3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

          3.1 ORGANIZATION. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Investor has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

          3.2 AUTHORIZATION. All corporate action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement, the Investor's Rights Agreement and for the performance of all obligations of the Investor hereunder and thereunder has been taken or will be taken on or prior to the Closing. This Agreement and the Investor's Rights Agreement each constitutes a legal, valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms, except for (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of this Agreement, the Investor's Rights Agreement and upon the availability of injunctive relief or other equitable remedies, and (c) limitations imposed by applicable federal or state securities laws or principles of public policy upon the enforcement of the provisions of the Investor's Rights Agreement relating to indemnification and contribution.

          3.3 NON-CONTRAVENTION. The execution and delivery of this Agreement, the Investor's Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach or violation of the Certificate of Incorporation or the Bylaws of the Investor or conflict with or constitute a breach of, or a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Investor is a party or by which it or any of its properties may be bound, or to the knowledge of the Investor violate any law, administrative regulation or court decree applicable to the Investor or its properties, except for conflicts, breaches, defaults or violations which, either individually or in the aggregate, would not materially and adversely impair or restrict the Investor's ability to perform its obligations under this Agreement or the Investor's Rights Agreement or to consummate the transactions contemplated hereby or thereby.

          3.4 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by this Agreement or the Investor's Rights Agreement, except for such filings as may be required to be made pursuant to applicable federal or state securities laws and except for such consents, approvals, authorizations or orders the absence of which, either individually or in the aggregate, would not materially and adversely impair the Investor's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

          3.5 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Shares and any Additional Shares will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares or Additional Shares.

          3.6 RESTRICTED SECURITIES. The Investor understands that the Shares and Additional Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Shares and Additional Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Investor agrees that it will not sell or otherwise dispose of any of the Shares or Additional Shares unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws. The Investor understands that the certificates evidencing the Shares and Additional Shares will bear a restrictive legend to the effect that such shares have not been registered under the Securities Act and may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to such shares under the Securities Act and any applicable state securities laws or an opinion of counsel reasonably satisfactory to the Company that such registration is not required or unless such shares may be sold pursuant to Rule 144 under the Securities Act.

          3.7 ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act.

          3.8   INVESTMENT EXPERIENCE; CALIFORNIA CORPORATE SECURITIES LAWS.
The Investor acknowledges that it can bear the economic risk of its investment and by reason of its experience in business and financial matters has the capacity to protect its own interests in connection with its investment in the Common Stock. The Investor understands that the offer and sale of the Shares has not been qualified under the California Corporate Securities Law of 1968, as amended, by reason of the exemption set forth in Section 25102(f) of the California Corporations Code, and the Investor represents that it is a corporation with outstanding securities registered under Section 12 of the Securities Exchange Act of 1934, within the meaning of Section 25102(i) of the California Corporations Code.

     4.   CONDITIONS TO CLOSING.

          4.1 MUTUAL CONDITIONS. The obligations of the Company and of the Investor under Section 1.1 of this Agreement are each subject to the fulfillment on or before the Closing of each of the following conditions, any of which may, to the extent legally permissible, be waived in writing in whole or in part by each party:

                (a) LITIGATION. No order enjoining or restraining the transactions contemplated by this Agreement or the Investor's Rights Agreement shall be in effect and no action or proceeding before any federal or state court or governmental agency or other regulatory or administrative agency or instrumentality shall have been instituted or pending that challenges the acquisition of, or payment for, the Shares by the Investor or otherwise seeks to restrain or prohibit consummation of the transactions contemplated by this Agreement or the Investor's Rights Agreement or seeking to impose any material limitations on any provisions of this Agreement or the Investor's Rights Agreement.

                (b) OTHER AGREEMENTS. The Company and the Investor shall have executed and delivered the Investor's Rights Agreement.

          4.2 CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of the Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived in writing in whole or in part by the Investor:

                (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                (b) PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                (c) COMPLIANCE CERTIFICATE. If the Closing shall be held on a date other than the date of this Agreement, the Chief Executive Officer of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in Section 4.2(a) and (b) have been fulfilled.

                (d) OPINION OF COMPANY COUNSEL. The Investor shall have received from Buchalter, Nemer, Fields & Younger, counsel for the Company, an opinion, dated as of the date of the Closing, in form and substance satisfactory to counsel for the Investor, which opinion shall be substantially similar to that set forth in Exhibit B hereto. Upon the issuance of Additional Shares, the Investor shall receive an opinion from such counsel, with respect to such Additional Shares, substantially similar to that set forth in Exhibit B hereto.

                (e) CONSENTS. The Company shall have obtained consents under the Shareholders Agreement to the execution and delivery of this Agreement and the Investor's Rights Agreement and the consummation of the transactions contemplated hereby and thereby.

          4.3 CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor, any of which may be waived in writing in whole or in part by the
Company:

                (a) PAYMENT OF PURCHASE PRICE BY THE INVESTOR. The Investor shall have delivered to the Company the cash purchase price specified in
Section 1.1 by check or by wire transfer in immediately available funds in accordance with the provisions of Section 1.2.

                (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                (c) COMPLIANCE CERTIFICATE. If the Closing shall be held on a date other than the date of this Agreement, the Chief Executive Officer of the Investor shall deliver to the Company at the Closing a certificate certifying that the condition specified in Section 4.3(b) has been fulfilled.

     5.   PURCHASER PROTECTION FOR CERTAIN DILUTIVE ISSUANCES.

          5.1   CERTAIN DEFINITIONS.

                (a) "New Shares of Common Stock" means all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5, whether or not subsequently reacquired or retired by the Company, subsequent to the Closing Date and prior to the IPO Closing Date, other than (i) Common Stock issued pursuant to a transaction described in Section 5.4 hereof, (ii) 2,200,000 shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) of Common Stock, net of repurchases, issued or issuable to employees, directors, consultants or advisors under the Plans or pursuant to stock option or restricted stock purchase agreements approved by the Company's Board of Directors or the Compensation Committee thereof, (iii) shares of Common Stock issued pursuant to the exercise of warrants outstanding as of the Closing Date and described in Section 2.2 hereof, or (iv) shares issued pursuant to the IPO.

                (b) "Dilutive Issuance" means the issuance or sale, or as deemed by the provisions of this Section 5 to be an issuance or sale, of New Shares of Common Stock for an Effective Price less than the Common Stock Purchase Price in effect immediately prior to the issuance or sale (or deemed issuance or sale) of such New Shares of Common Stock. The IPO shall not be deemed to be a Dilutive Issuance for purposes of this Section 5.

          5.2   PURCHASE PRICE ADJUSTMENTS AND ISSUANCE OF ADDITIONAL SHARES.

                (a) If at any time or from time to time after the Closing Date and prior to the IPO Closing Date, the Company shall make a Dilutive Issuance, the then existing Common Stock Purchase Price shall be reduced, as of the opening of business on the date of such issue or sale (or deemed issuance or sale), to the Effective Price of such Dilutive Issuance.

                (b)  Subject to the escrow and return requirements of
Section 5.3(e), upon an issuance or sale (or deemed issuance or sale) of New Shares of Common Stock, the Company shall issue to the Investor, as a result of the reduction in the Common Stock Purchase Price referred to in Section 5.2(a) and without payment of further consideration, that number of shares of Common Stock that equals the difference between (i) the Aggregate Purchase Price divided by the Effective Price and (ii) the aggregate number of Shares (including Additional Shares) issued to the Investor under this Agreement, including those shares issued pursuant to adjustments under this Section 5, prior to such Dilutive Issuance. No fractional shares shall be issued under this Section 5.2, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

                (c) For the purpose of making any adjustment required under this Section 5, the consideration received by the Company for any issue or sale of New Shares of Common Stock shall (i) to the extent it consists of cash, be computed at the amount of cash received by the Company, (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Company's Board of Directors, and
(iii) if New Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Company's Board of Directors to be allocable to such New Shares of Common Stock.

          5.3 CERTAIN ADJUSTMENTS TO NEW SHARES OF COMMON STOCK, AND COMMON STOCK PURCHASE PRICE. In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of New Shares of Common Stock), the following provisions shall apply:

                (a) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to be New Shares of Common Stock issued at the time such options or rights were issued, and the consideration deemed to be received by the Company for such New Shares of Common Stock shall be equal to the consideration (determined in the manner provided in Section 5.2(c)), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                (b) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to be New Shares of Common Stock issued at the time such securities were issued or such options or rights were issued, and the consideration deemed to be received by the Company for such New Shares of Common Stock shall be equal to the consideration, if any, received by the Company for the sale or issuance of any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 5.2(c)).

                (c) In the event of any change in the number of shares of Common Stock deliverable or any increase in the consideration payable to the Company upon exercise of options or rights or upon conversion of or in exchange for such convertible or exchangeable securities (other than those issued as of the date hereof), including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Common Stock Purchase Price obtained with respect to the adjustment that was made upon the issuance of such options, rights or securities, and any subsequent adjustments based thereon, shall be recomputed using the Effective Price that reflects such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                (d) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Common Stock Purchase Price obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights upon the conversion or-exchange of such securities or upon the exercise of the options or rights related to such securities.

                (e) Notwithstanding Section 5.2 and this Section 5.3(e), if the Common Stock Purchase Price or New Shares of Common Stock or Effective Price is subject to readjustment under Section 5.3(c) or 5.3(d), the Secretary of the Company shall hold in escrow ("Escrowholder") for the Investor the number of shares computed pursuant to Section 5.2 and Section 5.3(d) that are subject to return to the Company due to expiration, occurrence or non-occurrence of specified events or any other contingency. Upon the earlier of the resolution of such contingencies or the IPO Closing Date, the Escrowholder shall distribute the number of such shares no longer subject to such contingencies to the appropriate party. The Investor agrees and acknowledges that in the event the Investor is required to return any shares held in escrow to the Company, the Escrowholder is hereby effectively and irrevocably ordered to convey such shares back to the Company without any additional action required on behalf of the Investor.

          5.4 ADJUSTMENTS FOR STOCK SPLITS, DIVIDENDS AND THE LIKE. In the event the Company should at any time or from time to time after the Closing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Common Stock Purchase Price shall be decreased so that the number of shares obtained by dividing (i) the Aggregate Purchase Price by (ii) the Common Stock Purchase Price, shall be increased in proportion to such increase in the aggregate number of shares of Common

Stock outstanding and those issuable with respect to such Common Stock Equivalents. If the number of shares of Common Stock outstanding at any time after the Closing Date is decreased by a reverse split or combination of the outstanding shares of Common Stock, then, following the record date of such reverse split or combination, the Common Stock Purchase Price shall be increased so that the number of shares obtained by dividing (i) the Aggregate Purchase Price by (ii) the Common Stock Purchase Price, shall be decreased in the same proportion as such decrease in the aggregate number of shares of Common Stock outstanding. Thereafter, the Investor shall retain the number of shares of Common Stock equal to the Aggregate Purchase Price divided by the Common Stock Purchase Price, as adjusted pursuant to this Section 5.4.

          5.5 NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Investor against impairment.

     6.   RIGHT OF EXCHANGE.

          6.1 RIGHT TO EXCHANGE FOR PREFERRED STOCK. If, after the Closing Date and prior to the IPO Closing Date, the Company offers and issues Preferred Stock (the "Offered Preferred Stock") that is convertible into Common Stock (a "Preferred Offering"), the Investor shall have the right to exchange the Shares for Offered Preferred Stock as set forth in this Section 6. The Investor's right to exchange under this Section 6 is conditioned upon the Investor's agreement in writing to be bound by the terms and conditions of the purchase agreement pursuant to which the Preferred Offering is consummated.

          6.2 DILUTIVE PREFERRED OFFERING. If the issuance of the Offered Preferred Stock pursuant to the Preferred Offering will be at an Effective Price less than the then existing Common Stock Purchase Price, then the Investor shall be entitled to exchange the Shares (including any Additional Shares then held by the Investor that are issued prior to the Preferred Offering) for a number of shares of Offered Preferred Stock that would result in the Investor holding the right to acquire, upon conversion of such Offered Preferred Stock, the number of shares of Common Stock equal to the Aggregate Purchase Price divided by the Effective Price of the Preferred Offering.

          6.3 NON-DILUTIVE PREFERRED OFFERING. If the issuance of the Offered Preferred Stock will be at an Effective Price equal to or greater than the then existing Common Stock Purchase Price, then the Investor shall be entitled to exchange the Shares (including any Additional Shares then held by the Investor that are issued prior to the Preferred Offering) for either (i) the number of shares of Offered Preferred Stock that would result in the Investor holding the right to acquire, upon conversion of such Offered Preferred Stock, the number of shares of Common Stock equal to the Aggregate Purchase Price divided by the Effective Price or (ii) the number of shares of Offered Preferred Stock that would result in the Investor holding the right to acquire, upon conversion of such Offered Preferred Stock, the number of shares of Common Stock equal to the Aggregate Purchase Price divided by the then existing Common Stock Purchase Price, provided that in the case of (ii) the Investor provides additional consideration to the Company equal to the number of such shares of Common Stock multiplied by the difference between the Effective Price and the then existing Common Stock Purchase Price.

     7.   PURCHASE PRICE ADJUSTMENT ON IPO.

          If the Common Stock Purchase Price is more than the purchase price per share (prior to underwriting discounts and commissions) of the Common Stock sold by the Company in the IPO (the "IPO Purchase Price"), the then existing Common Stock Purchase Price shall be reduced, as of the initial closing with respect to the IPO, to a price equal to the IPO Purchase Price. Concurrently with the IPO Closing Date, the Company shall issue to the Investor, as a result of such reduction in the Common Stock Purchase Price and without payment of further consideration, that number of shares of Common Stock that equals the difference between (i) the Aggregate Purchase Price divided by the IPO Purchase Price and
(ii) the aggregate number of Shares (including Additional Shares) issued to the Investor under this Agreement, including pursuant to adjustments under
Section 5, prior to the IPO Closing Date.

     8.   MISCELLANEOUS.

          8.1   TERMINATION; TERM OF AGREEMENT.

                (a) This Agreement may be terminated by either party by written notice to the other party in the event that the Closing Date does not occur on or before June 30, 1997 or such other date as the Company and the Investor shall mutually agree in writing.

                (b) Nothing herein shall relieve any party from liability for any breach hereof.

          8.2 PUBLIC ANNOUNCEMENTS. The Company and the Investor shall jointly approve any public announcements relating to the transactions described herein or the relationship between the parties. Each party agrees to cooperate with the other in the preparation of any required governmental filing relating to the transactions contemplated hereby. If, prior to the Closing, any party publicly announces the transactions contemplated herein without the prior written approval of the other party, the non-approving party shall have the right, at its sole discretion, to terminate this Agreement.

          8.3 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor the Investor shall assign this Agreement or any rights hereunder or delegate any duties hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought).

          8.4 NOTICES. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telecopier (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

                If to the Company:

                Faroudja, Inc.
                750 Palomar Avenue
                Sunnyvale, CA  94086
                Attention:    Michael Hoberg,
                              Vice President, Finance and Chief Financial
                                Officer
                Telecopier:   (408) 735-8571

                with a copy to:

                Buchalter, Nemer, Fields & Younger,
                  a Professional Corporation
                601 South Figueroa Street, Suite 2400
                Los Angeles, CA  90017
                Attention:    Stuart D. Buchalter, Esq.
                Telecopier:   (213) 896-0400

                If to the Investor:

                S3 Incorporated
                2801 Mission College Boulevard
                Santa Clara, CA  95052
                Attention:    Chief Financial Officer
                Telecopier:   (408) 980-5429
                with a copy to:

                Pillsbury Madison & Sutro LLP
                2700 Sand Hill Road
                Menlo Park, CA  94025
                Attention:    Jorge del Calvo, Esq.
                Telecopier:   (415) 233-4545

          8.5 SURVIVAL. All representations and warranties contained or provided for herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the party benefiting from any such representation or warranty, and shall survive the Closing to the extent of applicable statutes of limitations; PROVIDED, HOWEVER, that the representations and warranties in Sections 2 and 3 of this Agreement shall not be construed so as to constitute representations and warranties concerning circumstances existing after any date specifically referred to therein, or the Closing Date, as the case may be.

          8.6 FINDERS OR BROKERS. The Investor represents that it has not engaged any investment banker, finder or broker, and neither is nor will be obligated for any finder's fee or commission, in connection with the transactions contemplated hereby. The Company represents that it has not engaged any investment banker, finder or broker, and neither is nor will be obligated for any finder's fee or commission, in connection with the transactions contemplated hereby. Each party agrees to indemnify and hold harmless the other from the liability for any fees, commissions and other payments (and the costs and expenses of defending against such liability or asserted liability) that may be owing as a result of such party's breach of its representation made in this Section 8.6.

          8.7 EXPENSES. Each party hereto shall pay all of its own costs and expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated herein, whether or not such transactions are consummated.

          8.8 AMENDMENTS AND WAIVERS. This Agreement may be amended or modified only by a written instrument signed by the Company and the Investor. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          8.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          8.10 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof. Notwithstanding the foregoing, the Non-Disclosure Agreement dated as of October 10, 1996 between the Company and the Investor (erroneously referred to as S3 Corporation) shall remain in full force and effect in accordance with its terms, except as may have been modified herein.

          8.11 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California (irrespective of its choice of law principles).

          8.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.13 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     FAROUDJA. INC.


                                     By /s/ Michael Moone
                                       ---------------------------------------
                                     Name:  Michael Moone
                                     Title:  President, CEO


                                     S3 INCORPORATED


                                     By /s/ Gary Johnson
                                       ---------------------------------------
                                     Name:  Gary Johnson
                                     Title:  President, CEO

                                    EXHIBIT A



                           INVESTOR'S RIGHTS AGREEMENT



     THIS INVESTOR'S RIGHTS AGREEMENT (this "Agreement") is made as of the 30th day of June 1997 by and among FAROUDJA, INC., a Delaware corporation (the "Company") and S3 INCORPORATED, a Delaware corporation (the "Investor").

     WHEREAS, the Company and the Investor have entered into that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") whereby the Company agreed to issue to the Investor shares (the "Shares" (which term includes the Additional Shares that may be issued pursuant to the Stock Purchase Agreement)) of common stock, $0.001 par value, of the Company ("Common Stock"); and

     WHEREAS, in connection with the issuance of the Shares, the Company and the Investor desire to provide for the rights of the Investor with respect to the registration of the Shares and certain other matters according to the terms of this Agreement.

     NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   REGISTRATION RIGHTS.

          1.1  DEFINITIONS.

               (a) The term "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

               (c) The term "Holder" means the Investor, as a holder of Registrable Securities, and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in accordance with Section 1.9 hereof;

               (d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the Commission.


                                    EXHIBIT A

               (e)  The term "Registrable Securities" means (i) the Shares,
(ii) any Common Stock issued upon conversion of any preferred stock, $0.001 par value, of the Company ("Preferred Stock"), issued pursuant to Section 6 of the Stock Purchase Agreement, and (iii) Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares or for the Preferred Stock or Common Stock referred to in (ii) above, excluding in all cases, however, any Common Stock sold by a person in a transaction in which such person's registration rights are not assigned; provided, however, that any shares that have been sold to the public pursuant to a registered public offering or Rule 144 under the Securities Act shall cease to be Registrable Securities.

               (f) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

               (g) All other capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement to which this Exhibit A is attached.

          1.2  REQUEST FOR REGISTRATION.

               (a) So long as there are at least 100,000 shares of Registrable Securities outstanding, if the Company shall receive, at any time after twelve months after the effective date of the registration statement relating to the IPO, a written request from the Holders of at least 40% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least 20% of the Registrable Securities then outstanding (or a lesser percentage if the anticipated aggregate offering price, before deduction of any underwriting discounts and commissions, would exceed $5,000,000), then the Company shall, within ten days of the receipt thereof, give written notice of such request to all other Holders of Registrable Securities and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities that the Holders request to be registered under this Section 1.2(a) within 30 days of the mailing of such notice by the Company in accordance with Section 3.2.

               (b) If the Holders of Registrable Securities initiating the registration request pursuant to subsection 1.2(a) ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter or underwriters shall be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any such Holder to include such Holder's Registrable Securities in such


                                    EXHIBIT A
registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

               (c) If the Company shall receive, at any time after twelve months after the effective date of the registration statement relating to the IPO, a written request or requests from any Holder or Holders that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall, within ten days of the receipt thereof, give written notice of such request to all other Holders of Registrable Securities and shall use its best efforts to effect as soon as practicable such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this subsection 1.2(c): (i) if Form S-3 is not available for such offering by the Holders or (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before deduction of any underwriters' discounts or commissions) of less than $3,000,000.

               (d) The Company is obligated to effect only two registrations pursuant to subsection 1.2(a) and one registration pursuant to subsection 1.2(c).

               (e) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company for such registration statement to be filed and it is therefore


                                    EXHIBIT A
essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders (or, if the Company is engaged or has fixed plans to engage in a registered public offering as to which the Holders may include Registrable Securities pursuant to Section 1.3, the Company may defer such filing for a period beginning 60 days prior to the initial filing with the Commission of the registration statement relating to such offering, and ending not more than 180 days (90 days in the case of a request pursuant to subsection 1.2(c)) after the effective date of such registration statement); provided, however, that the Company may not utilize this right more than once in any 12-month period.

          1.3  COMPANY REGISTRATION.

               (a) If (but without any obligation to do so), at any time after twelve months after the effective date of the registration statement relating to the IPO, the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than the IPO, a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after the mailing of such notice by the Company, the Company shall. subject to the provisions of subsection 1.3(b), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

               (b) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under this
Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such offering or (ii) notwithstanding (i)


                                    EXHIBIT A
above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering.
For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.4  OBLIGATIONS OF THE COMPANY.

          Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period (the "Effectiveness Period") of up to 120 days. In the event that, in the judgment of the Company, it is advisable to suspend use of the prospectus relating to such registration statement for a discrete period of time (a "Deferral Period") due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver a certified resolution of the Board of Directors of the Company or a duly authorized committee thereof, signed by a duly authorized officer of the Company, to each Holder, to the effect of the foregoing and, upon receipt of such certificate, such Holders agree not to dispose of such Holders' Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the Securities
Act); provided, however, that such Deferral Period shall be no longer than 60 days. The Effectiveness Period shall be extended for a period of time equal to such Deferral Period.

               (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders of the Registrable Securities covered by such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, and any amendment or supplement thereto and a reasonable number of copies of the then-effective registration statement and any post-effective amendment thereto, all in conformity with the requirements of the Securities Act, and such other


                                    EXHIBIT A
documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders thereof, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such Holder prepare and furnish to such Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) in the case of an underwritten public offering a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

               (h) Cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or automated quotation system on which


                                    EXHIBIT A
shares of Common Stock are then listed. If any of such shares are not so listed, the Company shall cause such shares to be listed on the securities exchange or automated quotation system as may be reasonably requested by the Holders of a majority of the Registrable Securities being registered.

               (i) Permit a single firm of counsel designated as selling stockholders' counsel by the holders of a majority in interest of the Registrable Securities to review, at the Holders' expense, the registration statement and all amendments and supplements thereto for a reasonable period of time prior to their filing with the Commission and state authorities, which documents shall not be filed in a form to which such counsel reasonably objects.

               (j) Cause the Company's officers, directors and independent certified public accountants to supply all information reasonably requested by a representative of any Holder of Registrable Securities, and any attorney or accountant retained by such Holder, in connection with such registration; provided, however, that such representatives, attorneys or accountants enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information.

          1.5  OBLIGATIONS OF THE HOLDERS.

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

               (b) Upon the receipt by a Holder of any notice from the Company of (i) the existence of any fact or the happening of any event as a result of which the prospectus included in a registration statement filed pursuant to
Section 2, as such registration statement is then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the issuance by the Commission of any stop order or injunction suspending or enjoining the use or the effectiveness of such registration statement or the initiation of any proceedings for that purpose, or the taking of any similar action by the securities regulators of any state or other jurisdiction, or (iii) the request by the Commission or any other federal or state governmental agency for amendments or supplements to such registration statement or related prospectus or for additional information related thereto, such Holder shall forthwith discontinue disposition of such Holder's Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until such Holder's receipt of the supplemented or amended prospectus or until such Holder is advised in writing by the


                                    EXHIBIT A

Company that the use of the applicable prospectus may be resumed. In such a case, the Effectiveness Period shall be extended by the number of days from and including the date of the giving of such notice to and including the date when each Holder shall have received a copy of the supplemented or amended prospectus or when such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed. The Company shall use its best efforts to limit the duration of any discontinuance of disposition of Registrable Securities pursuant to this section.

          1.6 EXPENSES. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 and 1.3 hereof, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto, fees and disbursements of counsel for the Company, blue sky fees and expenses, including fees and disbursements of counsel related to all blue sky matters, fees and expenses of listing any Registrable Securities on any securities exchange or automated quotation system on which shares of Common Stock are then listed, and the expenses of providing materials pursuant to
Section 1.4 hereof, but excluding the fees and disbursements of counsel for the selling Holders, stock transfer taxes that may be payable by the selling Holders, and all underwriting discounts and commissions relating to Registrable Securities covered by such registration, which shall be borne by the Holders.

          1.7 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.8  INDEMNIFICATION.

          In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of such Registrable Securities, the officers and directors of each such Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading,


                                    EXHIBIT A
or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.8(b) exceed the net proceeds from the sale of the Registrable Securities received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying


                                    EXHIBIT A
party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8 to the extent the indemnifying party was actually damaged or suffered any loss or incurred any additional expense as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder by such indemnified parties (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such claim, action, suit or proceeding or unless the indemnifying party shall confirm in a written agreement reasonably acceptable to such indemnified party, that notwithstanding any federal, state or common law, such settlement, compromise or consent shall not adversely affect the right of any indemnified party to indemnification as provided in this Section 1. The indemnity provided for in this Section 1.8 shall apply to the Holders in their capacities as such, and shall be independent of any other agreement, including without limitation an underwriting agreement, entered into after the date hereof between the Company and any Holder in its capacity as a Holder or otherwise.

               (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no Holder shall be required to contribute any amount in


                                    EXHIBIT A
excess of the amount of net proceeds from the sale of the Registrable Securities received by such Holder.

               (e)  The obligations of the Company and Holders under this
Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to (i) any transferee or assignee of the Registrable Securities that is a wholly-owned subsidiary of the Holder or (ii) a successor to substantially all the business or assets of the Holder; provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee, assignee or successor ("Permitted Assigns") and the securities with respect to which such registration rights are being assigned.

          1.10 REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees that from and after the IPO Closing Date, it will:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

               (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

          1.11 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder preferential rights (a) to include such securities in any registration filed under
Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the


                                    EXHIBIT A
extent that the inclusion of such holder's securities will not reduce the amount of the Registrable Securities of the Holders that is included or (b) to make a demand registration that could result in such registration statement being declared effective prior to the earlier of the date set forth in subsection 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

          1.12 "MARKET STAND-OFF" AGREEMENT. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall agree that it will not sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities (other than Registrable Securities to be sold pursuant to the registration statement described below) for a period of time specified by the representative of the underwriters not to exceed 180 days, following the effective date of the registration statement of the Company filed under the Securities Act relating to the IPO, provided that all executive officers and directors of the Company and all persons holding 5% or more of the then outstanding Common Stock enter into similar agreements.

          1.13 TERMINATION OF REGISTRATION RIGHTS. The Company's obligations pursuant to this Agreement shall terminate as to any Holder of Registrable Securities on the earlier of (a) the third anniversary of the IPO Closing Date and (b) as to a Holder that owns less than 1% of the outstanding Common Stock, the date on which the Holder can sell all of such Holder's Registrable Securities pursuant to Rule 144 under the Securities Act during any three month period.

     2.   COVENANTS OF THE COMPANY.

          2.1 DELIVERY OF FINANCIAL STATEMENTS. So long as the Investor and its Permitted Assigns hereunder hold in the aggregate not less than 100,000 Shares (as appropriately adjusted for subsequent stock splits, stock dividends and stock combinations and the like and for any exchange of such Shares into Preferred Stock pursuant to Section 6 of the Stock Purchase Agreement), the Company shall deliver to the Investor:

               (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, a statement of operations for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

               (b) within 30 days of the end of each quarter, an unaudited statement of operations, statement of cash flows and balance sheet for and as of the end of such quarter, in reasonable detail; such quarterly statements shall also contain the foregoing information on a year-to-date basis; and


                                    EXHIBIT A

               (c) after the IPO and, so long as the Company is subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act and the rules and regulations of the Commission thereunder, in lieu of the documents required by (a) and (b) above, promptly after filing with the Commission, the Company's reports (without exhibits) on Forms 10-K, 10-Q, and 8-K.

          2.2 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 2.2, the Company agrees not to sell or issue any New Securities (as hereinafter defined) without complying with the provisions of this Section 2.2.

               (a) In the event the Company proposes to sell or issue any New Securities to a Competitor (as hereinafter defined), the Company hereby grants to the Investor the right to purchase such New Securities. In the event the Company proposes to sell or issue any New Securities to persons or entities other than Competitors (as defined below in subsection 2.2(c)), the Company hereby grants to the Investor a right of first offer to purchase a pro rata share of New Securities (as hereinafter defined) that the Company may, from time to time, propose to sell and issue. For purposes of this Section 2.2, the Investor's pro rata share of New Securities is the ratio of the number of shares of Common Stock owned by the Investor immediately prior to the issuance of New Securities to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of all convertible securities).

               (b) "New Securities" shall mean any capital stock (including Common Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock of the Company, and securities of any type whatsoever that are, or may become, convertible into capital stock of the Company; provided, however, that the term "New Securities" does not include
(i) shares of Common Stock (or options therefor) issued or sold to employees, directors, consultants or advisors of the Company for the primary purpose of soliciting or retaining their services, provided each such person executes an agreement, in substantially the form as approved by the Company's Board of Directors, (ii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than 50% of the voting power of such business entity or business segment, (iii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company in which all holders of Common Stock are entitled to receive their proportionate share of such issuance, and
(iv) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses (i) through (iii) above.

               (c) If the Company proposes to issue New Securities, the Company shall give written notice to the Investor stating (i) its bona fide intention to offer or issue New Securities, (ii) the number of such New Securities to be offered, (iii) the price and general terms upon which it proposes to offer such New Securities, and (iv) the identity of


                                    EXHIBIT A
the persons or entities or classes of persons or entities to whom such New Securities are proposed to be issued. Within 20 calendar days after receipt of such notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the notice, (x) all of such New Securities, in the event the Company proposes to issue such New Securities to an entity that is a Competitor of the Investor (as defined in Exhibit 2.2 hereto, as such Exhibit 2.2 may from time to time hereafter be amended by the Investor with the reasonable concurrence of the Company's Board of Directors), or (y) up to its pro rata share of such New Securities, as such pro rata share is calculated pursuant to subsection 2.2(a) above, in the event the Company proposes to issue such New Securities to persons or entities other than Competitors, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

               (d) If the Investor does not fully exercise its right to purchase or obtain all such New Securities that the Investor has the right to purchase or obtain pursuant to subsection 2.2(c) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 2.2(c) hereof, offer the remaining unsubscribed New Securities to the persons or entities or classes of persons or entities specified in the notice sent to the Investor pursuant to subsection 2.2(c) at a price not less than that, and upon terms no more favorable to the offeree than those, specified in such notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investor in accordance herewith.

               (e) The right of first offer granted in this Section 2.2 shall not apply to or after the initial closing of the IPO and shall be null and void thereafter.

               (f) For purposes of this Section 2.2, the term Investor includes any Permitted Assigns. The Investor shall be entitled to assign, or to apportion, the right of participation hereby granted it among itself and its Permitted Assigns in such proportions as it deems appropriate.

          2.3 STANDSTILL AGREEMENT. For a period of four (4) years after the IPO Closing Date:

               (a) The Investor will not, unless it has obtained the prior written consent of the Company, acquire any shares of Common Stock (except by way of stock dividends or other distributions or offerings made available to holders of Common Stock generally) if the effect of such acquisition would be to increase the aggregate number of shares of Common Stock then owned by the Investor or which it has a right to acquire to more than 4.95% of all shares of Common Stock then outstanding (assuming the exercise or conversion of all outstanding rights or convertible securities to acquire Common Stock then held by the Investor); provided, that the Investor will not be required to dispose of any shares of Common Stock if the aggregate ownership percentage of the Investor is increased


                                    EXHIBIT A
as a result of a recapitalization of or a repurchase of securities by the Company or as a result of any other similar action taken by the Company.

               (b) The Investor will advise the Board of Directors of the Company as to the Investor's plans to acquire additional shares of Common Stock or rights to acquire Common Stock reasonably in advance of any such acquisition.

               (c) Notwithstanding the foregoing, the obligations of the Investor under this Section 2.3 shall terminate immediately upon: (A) the commencement or public announcement of an intent of any person or "group" (within the meaning of Section 13(d) of the Exchange Act) to commence a tender or exchange offer to acquire Common Stock that, if added to the Common Stock (if any) already owned by such person or group, would result in such person or group owning beneficially more than 30% of all shares of Common Stock then outstanding; or (B) the acquisition or the public announcement of the proposed acquisition by any person or group (other than a stockholder of the Company as of the date of this Agreement and affiliates thereof) of beneficial ownership of more than 30% of all shares of Common Stock then outstanding (all percentages in this paragraph (c) shall be calculated assuming the exercise or conversion of all outstanding rights or convertible securities to acquire Common Stock then held by such person or group).

     3.   MISCELLANEOUS.

          3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2 NOTICES. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telecopier (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):


                                    EXHIBIT A

               If to the Company:

               Faroudja, Inc.
               750 Palomar Avenue
               Sunnyvale, CA  94086
               Attention:     Michael Hoberg,
                              Vice President, Finance and Chief Financial
                                Officer
               Telecopier:    (408) 735-8571

               with a copy to:

               Buchalter, Nemer, Fields & Younger,
                  a Professional Corporation
               601 South Figueroa Street, Suite 2400
               Los Angeles, CA  90017
               Attention:     Stuart D. Buchalter, Esq.
               Telecopier:    (213) 896-0400

               If to the Investor:

               S3 Incorporated
               2801 Mission College Boulevard
               Santa Clara, CA  95052
               Attention:     Chief Financial Officer
               Telecopier:    (408) 980-5429

               with a copy to:

               Pillsbury Madison & Sutro LLP
               2700 Sand Hill Road
               Menlo Park, CA  94025
               Attention:     Jorge del Calvo, Esq.
               Telecopier:    (415) 233-4545

          3.3 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


                                    EXHIBIT A

          3.4  ENTIRE AGREEMENT; AMENDMENTS.

               (a) This Agreement contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the Parties relating to the subject matter hereof.

               (b) Any term of Section 1 of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any other term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company. No waiver of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          3.5 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California (irrespective of its choice of law principles).

          3.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation


                                    EXHIBIT A
promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     FAROUDJA. INC.


                                     By     /s/ Michael Moone
                                       ---------------------------------------
                                     Name: Michael Moone
                                     Title:  President, CEO


                                     S3 INCORPORATED


                                     By     /s/ Gary Johnson
                                       ---------------------------------------
                                     Name: Gary Johnson
                                     Title:  President and CEO


                                    EXHIBIT A

                                    EXHIBIT B



                      MATTERS TO BE ADDRESSED IN OPINION OF
                       BUCHALTER, NEMER, FIELDS & YOUNGER


          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

          (b) All corporate action on the part of the Company necessary for the authorization, execution and delivery of the Stock Purchase Agreement and the Investor's Rights Agreement, the performance of all obligations of the Company thereunder, and the authorization, issuance and delivery of the Shares has been taken or will be taken on or prior to the Closing. The Stock Purchase Agreement and the Investor's Rights Agreement each constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except for (i) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, (ii) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of the Stock Purchase Agreement and the Investor's Rights Agreement and upon the availability of injunctive relief or other equitable remedies, and (iii) limitations imposed by applicable federal or state securities laws or principles of public policy upon the enforcement of the provisions of the Investor's Rights Agreement relating to indemnification and contribution.

          (c) The Shares have been duly authorized and, when issued, sold and delivered in accordance with the terms of the Stock Purchase Agreement for the consideration expressed therein, will be validly issued, fully paid and nonassessable. There are no preemptive or, to the best knowledge of such counsel, similar contractual rights that have not been waived with respect to the issuance and sale of the Shares and the Additional Shares, if any.

          (d) The execution and delivery of the Stock Purchase Agreement and the Investor's Rights Agreement and the consummation of the transactions contemplated thereby (i) will not conflict with, or result in any breach or violation of the Restated Certificate of Incorporation or the Bylaws of the Company, and (ii) do not violate any provision of any applicable federal or state law, rule or regulation and, to the best of such counsel's knowledge, do not conflict with or constitute a default under the provision of any judgment, writ, decree, order or agreement to which the Company is a party or by which it is bound, which violation, conflict or default would be materially adverse to the Company.


                                    EXHIBIT B

          (e) All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal or state governmental authority on the part of the Company required to be made prior to the Closing in connection with the consummation of the transactions contemplated by this Agreement and the Investor's Rights Agreement have been obtained, and are effective, as of the Closing and such counsel is not aware of any proceedings, or threat thereof, which question the validity thereof.

          (f) Based in part upon the representations of the Investor, the offer and sale of the Shares pursuant to the terms of the Stock Purchase Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from the qualification requirements of the California Corporate Securities Law of 1968, as amended. Such counsel need not express any opinion as to compliance with applicable antifraud statutes, rules or regulations of any applicable law governing the issue of securities.

          (g) To the best of such counsel's knowledge, there is no action, proceeding or investigation pending against the Company or any of its officers, directors or employees and to the best of such counsel's knowledge none has received any threat thereof, that questions the validity of the Stock Purchase Agreement or the Investor's Rights Agreement or that could reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets financial condition or operations of the Company.


                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS

                                     TO THE


                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                 FAROUDJA, INC.

                                       AND

                                 S3 INCORPORATED

                                  JUNE 30, 1997




THE FOLLOWING SETS FORTH THE EXCEPTIONS TO THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 2 OF THE ABOVE REFERENCED STOCK PURCHASE AGREEMENT.

                                  Schedule 2.2

                                 CAPITALIZATION



     As of June 12, 1997, the Board of Directors of the Company reserved an additional 250,000 options and underlying shares of common stock for future grant under the Company's 1997 Performance Stock Option Plan, which such resolution is being submitted to the Company's present stockholders for approval.

                                  Schedule 2.8

                   LITIGATION IN WHICH THE COMPANY IS INVOLVED


FAROUDJA LABORATORIES, INC. V. SNELL & WILCOX, INC., Civil Action No. C-97 20422 RMW PVT, U.S. District Court, N.D. California.

Suit filed on May 6, 1997 alleging that defendant's "Interpolator" line multiplier products infringe FLI's U.S. Patent No. 4,876,596 ("the 596 Patent") entitled "Film-To-Video Converter with Scan Line Doubling." Defendant has not yet answered.

YAMASHITA ENGINEERING MANUFACTURE, INC. ("YEM")

A letter was sent to YEM alleging that its Cinema Decoder infringes the 596 Patent. YEM's response letter indicated that it would cease development of the product. YEM displayed a similar product at the Infocomm Show in Los Angeles in early June. A cease and desist letter was delivered to YEM at the show.

FAROUDJA LABORATORIES, INC. V. DWIN ELECTRONICS, INC., Civil Action No. C-97 20010 SW PVT, U.S. District Court, N.D. California.

Suit filed on January 6, 1997 alleging that defendant's line multiplier products infringe the 596 Patent. Defendant has denied the allegation and responded with a variety of other defenses.

ROIZEN V. FAROUDJA LABORATORIES, INC. AND YVES FAROUDJA, Case No. CV764638, Santa Clara County Superior Court.

Suit filed on March 7, 1997 alleging, among other things, that defendants failed to pay commissions due under a consulting agreement. Defendants' demurrer was sustained with leave to amend. Deficiencies cited included statute of limitations problems; the suit is based on actions which conduct took place in the late 1980's.

                                  Schedule 2.11

                  MATERIAL OPTIONS, LICENSES AND/OR AGREEMENTS
           RELATED TO THE COMPANY'S PATENTS, TRADEMARKS, AND THE LIKE


1. Agreement, dated as of January 20, 1997, by and between Yves Faroudja and Faroudja Laboratories, Inc. ("FLI").

2. Warrant to Purchase Shares of Faroudja, Inc. Common Stock, dated January 20, 1997, issued to Yves Faroudja for the purchase of 100,000 shares of the Company's common stock at an exercise price of $7.50 per share.

3.   License Agreement, dated as of March 31, 1997, between FLI and S3
     Incorporated.

4. Assignment of License Agreement, dated December 23, 1996, between Faroudja Research Enterprises, Inc. ("FRE") and FLI.

5. License Agreement, dated March 6, 1996, between Yves Faroudja and FLI which was cancelled pursuant to the Agreement, dated as of January 20, 1997, by and between Yves Faroudja and FLI.

6. Assignment of Patent License Agreement, executed March 4, 1996, by and between Yves Faroudja and FLI.

7. Assignment of License Agreement, dated as of April 1, 1995, by and between Yves Faroudja and FRE.

8. Mutual Termination of License Agreements, dated March 8, 1996, by and between Yves Faroudja, FLI and FRE.

9. Technology License Agreement, dated November 12, 1993, by and between FLI & General Instrument Corporation of Delaware.

10. Patent License Agreement, dated November 25, 1987, by and between Yves Faroudja, FLI & Matsushita Electric Industrial Co., Ltd.

11. Side Letter, dated December 1, 1987, by and between Yves Faroudja & Matsushita Electric Industrial Co., Ltd.

12. Side Letter, dated August 8, 1988, by and between the FLI, Yves Faroudja and Matsushita Electric Industrial Co., Ltd.

13. Patent License Agreement, dated October 31, 1990, by and between Yves Faroudja & Matsushita Electric Industrial Co., Ltd.

14. License Agreement, dated December 6, 1983, by and between Yves Faroudja, FLI & Sony Corporation.

15. Patent License Agreement, dated October 21, 1985, by and between Yves Faroudja, FLI & Sony Corporation.

16. License Agreement, dated January 15, 1987, by and between the FLI, Yves Faroudja & Victor Company of Japan, Limited.

17. Letter of Agreement, dated March 28, 1988, by and between FLI and Victor Company of Japan, Limited.

18. Patent License Agreement, dated April 15, 1991, by and between Yves Faroudja and NAC Incorporated.

19. Patent Ownership Agreement, dated October 5, 1990, by and between Yves Faroudja & Nippon Television Network Corporation.

20. Agreement, dated February 18, 1992, by and between Yves Faroudja & Grass Valley Group, Inc.

21.  License Agreement, dated August 15, 1987, by and between Yves Faroudja &
     FLI.

22.  YF License Agreement, dated July 1, 1989, by and between Yves Faroudja &
     FRE.

23.  FLI License Agreement, dated July 1, 1989, by and between FLI & FRE.

24. SuperNTSC Adapter License Agreement, dated September 6, 1991, by and between FLI & FRE.

25. Amendment to SuperNTSC Adapter License Agreement, dated April 1, 1995, by and between FLI & FRE.

26. Agency Agreement, dated January 31, 1986, by and between the Company, Yves Faroudja & Sony Corporation.

27. Sub-License Agreement, dated October 5, 1987, by and between FLI, Yves Faroudja & Sony Corporation.

28. License Agreement, dated September 2, 1986, by and between Yves Faroudja, FLI & Ikegami Tsushinki Co., Ltd.

29. License Agreement, dated May 19, 1990, by and between Yves Faroudja, FLI & Ikegami Tsushinki Co., Ltd.

30. Chip Design, Development and Fabrication Agreement, dated November 5, 1993, by and between FLI and General Instrument Corporation, Integrated Systems Center.

31. Chip Design, Development and Fabrication Agreement, dated October 19, 1992, by and between FLI and General Instrument Corporation, Integrated Systems Center.

32. Chipset Design, Development and Fabrication Agreement, dated December 10, 1991, by and between FRE and General Instrument Corporation, Integrated Systems Center.

33. Marketing Agreement, dated April 9, 1997, between FLI and NEC Technologies, Inc. USA, with attached Addendum.

34. Agreement for Funding and a Framework of Cooperation, dated April 24, 1997, between FLI and Texas Instruments Incorporated, as amended on June 13, 1997.

35. The Company intends on applying for a trademark for "Picture Plus" and the "F" symbol, which name and symbol it currently uses in advertisements.

                                  Schedule 2.16

                         WARRANTS GRANTED BY THE COMPANY

1. Warrant to Purchase Shares of Faroudja, Inc. Common Stock, dated January 20, 1997, issued to Yves Faroudja for the purchase of 100,000 shares of Faroudja Inc.'s common stock at $7.50 per share.

2. Three (3) Warrants to Purchase Common Stock of Faroudja Research Enterprises, Inc. (which were assumed by Faroudja, Inc.), each dated July 16, 1993, issued to John Sie for the purchase of a total of 14,449 shares of Faroudja, Inc.'s common stock at $3.40 per share.

3. Warrant to Purchase Shares of Faroudja, Inc. Common Stock, issued to Merv Adelson for the purchase of 65,152 shares of Faroudja, Inc.'s common stock at $0.15 per share upon the happening of certain events as set forth in the Letter Agreement, dated December 31, 1996, between Faroudja Laboratories, Inc. and Merv Adelson.